Exhibit 99.1

Corsair Gaming to Report Q1 2022 Financial Results on May 5; Company Provides Preliminary Q1 2022 Results

FREMONT, CA, April 21, 2022 – Corsair Gaming, Inc. (Nasdaq:CRSR) (“Corsair” or the “Company”), a leading global provider and innovator of high-performance gear for gamers and content creators, today announced it will report its full financial results and hold its first quarter 2022 conference call at 3:00 p.m. Pacific Time on May 5, 2022. The Company also announced today its preliminary unaudited revenue was approximately $380 million, with preliminary unaudited adjusted EBITDA expected to be between $14 million to $15 million, for the quarter ended March 31, 2022.

Andy Paul, Chief Executive Officer of Corsair, commented, “We are pleased that our preliminary Q1 revenue increased 23% over the fiscal year first quarter prior to shelter at home, which was Q1 2020. This continues to demonstrate the long term growth for gaming products.  We were also pleased to see continued gains in market share in many of our categories, which underscores our commitment to continued product innovation. We were not expecting to show growth over the most recent Q1 2021 since that quarter contained stimulus checks and pent-up demand due to product shortages. Having said that, our Q1 2022 revenue was lower than we expected, mainly due to a short-term slowdown in consumer spending in Europe. As is now becoming generally apparent, inflation is higher than expected and the Russia and Ukraine conflict has put a strain on consumer confidence. We are encouraged by many recent reports of GPU pricing falling and availability coming back to normal, and as we outlined in our investor day presentations, we expect that to result in a surge of self-built gaming PC activity in the second half of this year.”

The foregoing forward-looking statements reflect our expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The definition of adjusted EBITDA as used in this press release is included below under the heading “Use of Non-GAAP Financial Measures.”

First Quarter 2022 Conference Call and Webcast Information

Corsair will release its first quarter 2022 results and financial outlook after the Nasdaq close on Thursday, May 5, 2022, with its management hosting a conference call to discuss results at 3:00 p.m. Pacific Time that same day.

The 3:00 p.m. Pacific Time conference call will be accessible on Corsair’s Investor Relations website at https://ir.corsair.com, or by dialing 1-877-407-0784 (USA) or 1-201-689-8560 (International) with conference ID 13728886. A replay will be available approximately 2 hours after the live call ends on Corsair's Investor Relations website, or through May 12, 2022 by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International), with passcode 13728886.

About Corsair Gaming, Inc.

Corsair is a leading global developer and manufacturer of high-performance gear and technology for gamers, content creators, and PC enthusiasts. From award-winning PC components and peripherals to premium streaming equipment, smart ambient lighting and esports coaching services, Corsair delivers a full ecosystem of products that work together to enable everyone, from casual gamers to committed professionals, to perform at their very best.

Corsair also sells gear under its Elgato brand, which provides premium studio equipment and accessories for content creators, SCUF Gaming brand, which builds custom-designed controllers for competitive gamers, ORIGIN PC brand, a builder of custom gaming and workstation desktop PCs and laptops and Gamer Sensei brand, an esports coaching platform.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, Corsair’s expectations regarding the long term growth for gaming products and the potential surge in self-built gaming PC activity in the second half of 2022. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: the impact the COVID-19 pandemic, including the potential end of the pandemic and the cessation of pandemic-related restrictions, will have on demand for our products as well as its impact on our operations and the operations of our manufacturers, retailers and other partners, and its impact on the economy overall, including capital markets; our ability to build and maintain the strength of our brand among gaming and streaming enthusiasts and our ability to continuously develop and successfully market new gear and improvements to existing gear; the introduction and success of new third-party high-performance computer hardware, particularly graphics processing units and central processing units as well as sophisticated new video games; fluctuations in operating results; the risk that we are not able to compete with competitors and/or that the gaming industry, including streaming and esports, does not grow as expected or declines; the loss or inability to attract and retain key management; the impact of global instability, such as the war between Russia and Ukraine, and any sanctions or other geopolitical tensions that may result therefrom; delays or disruptions at our or third-parties’ manufacturing and distribution facilities; currency exchange rate fluctuations or international trade disputes resulting in our gear becoming relatively more expensive to our overseas customers or resulting in an increase in our manufacturing costs; the impact of the coronavirus on our business; general economic conditions that adversely effect, among other things, the financial markets and consumer confidence and spending; and the other factors described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (SEC) and our subsequent filings with the SEC. Copies of each filing may be obtained from us or the SEC. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Our preliminary unaudited results for the quarter ended March 31, 2022 are not final and are subject to change.  Our preliminary unaudited results for the quarter ended March 31, 2022 are also not necessarily indicative of our operating results for any future periods.

Use of Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, this earnings release presents adjusted EBITDA. Adjusted EBITDA is an important financial performance measure for us, but is not financial measure as defined by GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use adjusted EBITDA to evaluate our operating performance and trends and make planning decisions. We believe that adjusted EBITDA helps us identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in such non-GAAP measures. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to the key financial metrics used by our management in our financial and operational decision-making. We also present adjusted EBITDA because we believe investors, analysts and rating agencies consider it useful in measuring our ability to meet our debt service obligations.

Our use of adjusted EBITDA may vary from that of others in our industry. Adjusted EBITDA should not be considered as an alternative to net revenue, operating income, net income, cash provided by operating activities, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity.

We calculate adjusted EBITDA by adding back to GAAP net loss the acquisition accounting impact related to recognizing acquired inventory at fair value, stock-based compensation, certain acquisition-related and integration-related expenses, intangible asset amortization, depreciation, interest expense and tax benefit.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Adjusted EBITDA as presented in this press was not reconciled to the comparable GAAP financial measure because such GAAP measure are not accessible on a forward-looking basis. We are unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include stock-based compensation charges, acquisition-related expenses, depreciation and amortization and other items. The unavailable information could have a significant impact on our GAAP financial results.

Source: Corsair Gaming, Inc.

Investor Relations Contact:

Ronald van Veen

ir@corsair.com

510-578-1407

Media Contact:

Adrian Bedggood

adrian.bedggood@corsair.com

510-657-8747

+44-7989-258827